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                                                                    Exhibit 10.6

                            PRODUCT SUPPLY AGREEMENT

This Product Supply Agreement (hereinafter referred to as this "Agreement") is entered into by and between the following parties on May 28, 2007 in Shenzhen:

PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.
         Registered address: Nepstar Building A-15B, Nanshan District, Shenzhen

PARTY B: [REGIONAL NEPSTAR COMPANY]
         Registered address:

Whereas:

(1) Party A is a limited liability company incorporated and registered in Shenzhen in accordance with law of People's Republic of China ("PRC") to engage in pharmaceutical wholesale, computer network technology development and technology consulting and service in accordance with law as approved by relevant governmental authorities of PRC;

(2) Party B is a limited liability company incorporated and registered in [Place of Regional Nepstar Company] in accordance with law of PRC to engage in pharmaceutical retail as approved by relevant governmental authorities of PRC;

(3) Party A desires to provide products to Party B for its operation, while Party B is willing to procure products from Party A.

Therefore, upon discussion, both parties agree on this Contract as follows:

1.   SUPPLY OF PRODUCTS

     1.1 The parties agree that all products required for Party B's operation, including without limitation pharmaceuticals, health-care products and other non-pharmaceutical products ("Products"), shall be and only be supplied by Party A or any supplier designated by Party A. Without prior written consent of Party A, Party B may not accept supply of Products from any third party.

     1.2 The purchase price for the Products supplied by Party A to Party B in accordance with this Agreement shall be determined by Party A based on market conditions. Party A will specify the supply price of the Products for the following month in its monthly price notice to Party
          B. Meanwhile, Party A has the right to adjust the supply price of the Products for the current month based on market conditions. Party B hereby agrees to pay such purchase price

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          to Party A in accordance with the price of the Products as determined by Party A.

     1.3 Party A and Party B shall settle at the end of each month. Party B shall pay the price for the previous month to Party A before the seventh day of each month (in case that such day is a public holiday, such period shall be extended to the second day after such holiday).

     1.4 The price of the Products payable by Party B to Party A hereunder is secured by Party B's shareholders other than Party A ("Party B's Other Shareholders") with pledge on their equity interest in Party B. Meanwhile, shareholders of Party B's Other Shareholders shall provide pledge for the interest of Party A with their equity interest Party B's other shareholders.

2.   CATEGORY, QUANTITY AND QUALITY OF PRODUCTS SUPPLIED

     2.1 Party A will base on its pharmaceutical chain management system determine the category and quantity of Products required by Party B and arrange delivery to Party B. Party B may recommend on the category and quantity of Products to Party A according to the specific condition of its market.

     2.2 Party A warrants that the Products supplied satisfie national standards and industry (if any) as well as other requirements or standards as agreed by both parties.

3.   TRANSPORTATION AND DELIVERY OF PRODUCTS

     3.1 Party A shall be responsible for transporting the Products required by Party B to the distribution center of Party B. The expenses of transportation and loading and unloading shall be born by Party A. The risk on the Products shall transfer to Party B upon delivery of such Products to the distribution center of Party B. The expenses incurred when Party B distributes such Products to each retail store shall be born by Party B.

     3.2 Within two working days after Party A delivers the Products to the distribution center of Party B, Party B shall conduct acceptance inspection on the quality of the Products. If there is any dispute concerning the quality of any Product, Party B shall notify Party A in writing (such written notice shall indicate the reason of dispute) no later than two working days after completion of inspection, and Party A will arrange for inspection on relevant Products. If Party A acknowledges the defect of the Products, Party A will supply to Party B Products of the same category at the quantity of the defect Products to replace such defect Products within three working days after Party A's testing. If any third party shall be held liable for such defect Products, Party A shall be

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          responsible to claim against such third party. If Party B fails to raise any dispute with respect to the quality of the Products in four working days after Party A delivers such Products to the product distribution center of Party B, such Products shall be deemed to be accepted by Party B.

4.   REPRESENTATION AND WARRANTY

     4.1  Party A hereby represents and warrants as follows:

          4.1.1 that Party A is a limited liability company legally incorporated and effectively existing in accordance with law of PRC;

          4.1.2 that Party A's execution and implementation of this Contract is within its corporate power and business scope and Party A has taken necessary corporate actions and obtained appropriate authorization, and has obtained requisite consent and approval from third parties and governmental authorities. Such execution and implementation is not in violation of any restriction of any PRC law or contract binding on or affecting it; and

          4.1.3 that upon execution, this Contract constitutes lawful, valid and binding obligation of Party A, enforceable in accordance with its provisions.

     4.2  Party B hereby represents and warrants as follows:

          4.2.1 that Party B is a limited liability company legally incorporated and effectively existing in accordance with law of PRC;

          4.2.2 that Party B's execution and implementation of this Contract is within its corporate power and business scope and Party B has taken necessary corporate actions and obtained appropriate authorization, and has obtained requisite consent and approval from third parties and governmental authorities. Such execution and implementation is not in violation of any restriction of any PRC law or contract binding on or affecting it; and

          4.2.3 that upon execution, this Contract constitutes lawful, valid and binding obligation of Party B, enforceable in accordance with its provisions.

5.   EFFECTIVENESS AND TERM

     5.1 This is signed on the date first set forth above and shall become effective on

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          the date when the authorized representatives of both parties sign on this Contract.

     5.2 Any amendment, modification or supplement to this Contract shall be made in writing and shall become effective when the authorized representatives of both parties sign thereon.

     5.3 Unless terminated in accordance with this Contract or other agreements between the parties hereof, the term of this Contract shall be ten years from the effective date.

     5.4 With written consent of both Party A and Party B, this Contract may be renewed upon expiry. The term of renewed contract will be determined through discussion between the parties hereof. If the parties fail to achieve agreement on renewal or the term of renewed contract, unless Party A provides a written notice of no renewal before the expiry, this Contract shall be automatically renewed for an additional year after expiry (including the expiry of renewed term).

     5.5 If during the terms as provided in Section 5.3 and 5.4 hereof, the business term (including any extended term) of either party expires or terminates due to any other reason, this Contract shall terminate upon such termination, unless such party has transferred its rights and obligations hereunder according to Article 11 of this Contract.

6.   TERMINATION

     6.1. Termination on Expiry Date Unless renewed in accordance with Article
          5.4 of this Contract, this Contract shall terminate on the expiry date.

     6.2. Early Termination During the term of this Contract. Party B may not terminate this Contract before expiry, unless there is any gross negligence, default, other misconduct or bankruptcy on the part of Party A. Notwithstanding foregoing, Party A has the right to terminate this Contract at any time by providing Party B a 30-days written notice. During the term of this Contract, If Party B is in breach of this Contract and fails to correct its breach within fourteen (14) days after receiving the written notice concerning its breach from Party A, Party A may notify Party B in writing to terminate this Contract.

     6.3. Provisions after Termination. After this Contract terminates, the rights and obligations of the parties under Article 7 and 8 hereunder shall continue to be valid.

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7.   GOVERNING LAW

     The implementation, interpretation and enforcement of this Contract shall be governed by law of PRC.

8.   DISPUTE RESOLUTION

     In case of any dispute between the parties concerning the interpretation and performance of any provision of this Contract, the parties shall resolve such dispute through negotiation in good faith. If the parties fail to achieve agreement upon resolution of such dispute in thirty (30) days after one party requests to resolve such dispute through discussion, either party may submit relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then valid arbitration rules. The place of arbitration shall be Shenzhen and the language to be used in such arbitration shall be Chinese. The arbitration award is final and binding on both parties.

9.   FORCE MAJEURE

     9.1 "Force Majeure" means any event that is beyond the reasonable control of one party and is not avoidable even under reasonable attention of the affected party, including without limitation, governmental act, natural power, fire, explosion, storm, flood, earthquake, tide, lightening and war, provided that, the deficiency of credit, capital or fund-raising shall not be deemed as an event out of reasonable control of one party. The party affected by Force Majeure and seeking to be released from fulfilling its obligation under this Contract shall notify such exemption event to the other party as soon as possible and indicate its actions to be taken to fulfill its obligation.

     9.2 In the event of delay or suspension of implementation of this Contract due to any Force Majeure as defined above, the party affected by such Force Majeure will not be required to assume any liability under this Contract in the extent of delay or suspension. The affected party shall take appropriate measures to diminish or eliminate the influence of such Force Majeure and shall try to resume with performance of obligation delayed or suspended by such Force Majeure. Upon elimination of Force Majeure, the parties agree to resume performance under this Contract at its best effort.

10.  NOTICE

     Any notice or other communication from either party in accordance with this Contract shall be made in writing in Chinese or English and may be sent by personal delivery, registered mail, pre-paid mail or acceptable courier service or facsimile to the following address or addresses of the related party or both parties

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     or other address as notified by the other party to such party from time to time or address of others designated by the other party. The notice shall be deemed to be delivered (a) for notice delivered by personal delivery, on the date of personal delivery; (b) for notice sent by mail, on the third
     (3) day after the prepaid air registered mail is sent out (as indicated on the mail mark) or on the second (2) day after given to the internationally recognized courier service institution, and (c) for notice sent by facsimile, at the receiving time as indicated by transmission confirmation letter of relevant document.

     PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.
              address: Nepstar Building A-15B, Nanshan District, Shenzhen
              Attention: Simin Zhang
              Fax: 0755-26401549
              Tel: 0755-26403438

     PARTY B: [REGIONAL NEPSTAR COMPANY]
              address: ______________________________
              Attention: ____________________________
              Fax: __________________________________
              Tel: __________________________________

11.  ASSIGNMENT OF AGREEMENT

     11.1. Without prior written consent of Party A, Party B may not transfer its rights and obligations hereunder to any third party.

     11.2. Party B hereby agrees Party A may transfer its rights and obligations hereunder to any third party. Party A shall only provide Party B with written notice at the time of such transfer and will need not obtain consent of Party B with respect to such transfer.

12.  ENTIRENESS OF AGREEMENT

     Both parties confirm that upon effectiveness, this Contract constitutes the entire agreement and understanding between the parties hereof with respect to the subject matter of this Contract and completely supersedes all prior oral or/and written agreement and understanding between the parties before this Contract with respect to the subject matter hereof.

13.  SEVERALTY OF AGREEMENT

     If any provision under this Contract is held to be invalid or unenforceable due to conflict with relevant law, then such provision shall be deemed to be invalid only in the extent of jurisdiction of relevant law and may not affect the legal effect of other

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     provisions hereof.

14.  COPIES OF AGREEMENT

     This Contract is signed in two originals, each of which is held by the parties separately. Each original shall have the same legal effect.

In witness whereof, both parties have caused their respective legal representative or authorized representative to sign on this Contract on the date set forth above as proof of credit.

[No context below]

PARTY A: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

Legal Representative: Simin Zhang

Seal:

PARTY B: [REGIONAL NEPSTAR COMPANY]

Legal Representative: ___________________

Seal: